Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-161897 and 333-156097 on Form S-3 and Registration Statement Nos. 333-20191, 333-51143, 333-46588, 333-81242, and 333-119329 on Form S-8 of our reports relating to the financial statements of Washington Federal, Inc. and the effectiveness of Washington Federal Inc.’s internal control over financial reporting dated October 30, 2009, appearing in this Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2009.

Seattle, Washington

October 30, 2009